Exhibit 99.1

OptimizeRx Reports First Quarter 2018 Results; Q1 Net Revenue Up 91% to Record $4.1 Million

ROCHESTER, Mich., May 2, 2018 — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging for the pharmaceutical industry, reported results for the first quarter ended March 31, 2018. Quarterly comparisons are to the same year-ago quarter.

Q1 2018 Highlights

●	Net revenue increased 91% to a record $4.1 million.

●	Gross margin improved from 35.8% to 51.2%.

●	Operating expense as a percentage of net revenue reduced from 77% to 56%.

●	Acquired new pharmaceutical manufacturer brands for OptimizeRx’s core offerings of financial and brand messaging that are distributed through the company’s expanding network of EHR channel partners.

●	Appointed two new independent directors, Patrick Spangler and Bryan Archambault, and established an audit committee to continue to improve corporate governance.

Q1 2018 Financial Summary

Net revenue in the first quarter of 2018 increased 91% to a record $4.1 million from $2.2 million in the same year-ago quarter. The increase was primarily due to revenue from OptimizeRx’s two core products of financial and brand messaging coupled with broader distribution with the company’s new channel partners. The launch of new pharmaceutical brands also contributed to the increase.

Gross margin improved to 51.2% in the first quarter of 2018 from 35.8% in the year-ago quarter. The improvement was due primarily to brand messaging products costs which decreased as a percentage of sales throughout 2017 as brand messaging volume increased. The company is focused on improving margins, targeting gross margin of at least 55% by the fourth quarter of 2018.

Operating expenses in the first quarter of 2018 were $2.3 million, up from $1.7 million in the same year-ago quarter. The increase was primarily due to additional expenses related to growth initiatives, including in the company’s executive and sales team. However, operating expense as a percentage of revenue decreased to 56% as compared to 77% in the same year-ago quarter.

Net loss for the first quarter of 2018 was $189,000 or $(0.01) per share, as compared to a net loss of $883,000 or $(0.03) per share in the first quarter of 2017. The improvement in net loss was primarily due to the increase in revenue and decrease in operating expense as a percentage of revenue.

1

Cash and cash equivalents totaled $4.3 million at March 31, 2018, as compared to $5.1 million at December 31, 2017. The decrease in cash was due to use of cash in operating activities, primarily a reduction in revenue share payable resulting from a change in payment terms with one of our partners. The company expects to have positive cashflow from operations in future quarters in 2018. The company continued to operate debt-free.

Management Commentary

“In Q1, we achieved our sixth consecutive quarter of revenue growth as our topline increased 91%,” said William Febbo, CEO of OptimizeRx. “This strong performance was driven by growth across all of our messaging products as well a brand support. The sequential growth also means we bucked the typical seasonal downtick in Q1, which was largely due to exceptional execution by our sales team and account managers.

“The big jump in gross margin to 51.2% was primarily due to increased brand messaging revenues which has a large fixed-cost component, and we expect to maintain if not expand gross margin throughout the year.

“Q1 also demonstrated the substantial leverage in our operating model in how it supports greater market reach and revenue growth without lockstep increases in operating cost. This means, as we grow, we expect our operating expense as a percentage of revenue to continue to decrease as our cashflow from operations strengthens.

“Through to the end of the year, we expect our actual operating expenses to continue at the Q1 2018 level or perhaps only slightly above, as we further implement our business plan and expand our operations to grow the business in a very dynamic and active marketplace.

“This effort will be supported by our strengthened ability to acquire, integrate and expand into new EHR, eRx and other platforms. In fact, in Q1 we launched with two EHRs and signed for the first time a clinical decision support tool used in both ambulatory and hospital settings. As a result, we have more master service agreements now more than ever, and we anticipate revenue from these channels to accelerate in 2018.

“We’ve received the approval of our board for a reverse stock split in order to meet the minimum price requirement for NASDAQ. It will be a one-for-three, and we expect to uplist within the next couple of months. We believe a NASDAQ listing will help broaden our shareholder base by increasing our appeal to both retail and institutional investors. We also expect it to provide investors with greater liquidity and ultimately increase shareholder value.

“Driven by the launch of additional channels, brands and products, as well as the ongoing growth in our nationwide EHR network, we expect continued revenue growth in 2018. While we are focused on the top-line, we are also carefully managing our expenses. Together, we believe this will keep us on track to achieving profitability on quarterly basis by the end of the year.”

2

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Wednesday, May 2, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-263-0877

International dial-in number: 1-323-794-2094

Conference ID: 4411468

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 23, 2018, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 4411468

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory market access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

3

OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2018 AND DECEMBER 31, 2017

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$4,298,619	$5,122,573
Accounts receivable	1,871,255	2,257,276
Accounts receivable – related party	1,974,143	1,173,614
Prepaid expenses	191,413	255,428
Total Current Assets	8,335,430	8,808,891
Property and equipment, net	157,608	167,305
Other Assets
Patent rights, net	621,793	638,766
Web development costs, net	152,493	143,730
Security deposit	5,049	5,049
Total Other Assets	779,335	787,545
TOTAL ASSETS	$9,272,373	$9,763,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$133,870	$457,289
Accrued expenses	549,656	953,947
Revenue share payable	898,478	1,177,136
Revenue share payable – related party	-	447,670
Deferred revenue	856,914	507,160
Total Liabilities	2,438,918	3,543,202
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at March 31, 2018 or December 31, 2017	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 29,636,831 and 29,318,081 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	29,637	29,318
Stock warrants	1,286,424	1,286,424
Additional paid-in-capital	36,211,722	35,267,919
Accumulated deficit	(30,694,328)	(30,363,122)
Total Stockholders’ Equity	6,833,455	6,220,539
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,272,373	$9,763,741

4

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	For the Three Months Ended March 31,
	2018	2017
NET REVENUE
Revenue	$2,781,621	$1,400,318
Revenue – Related Party	1,330,616	751,755
TOTAL NET REVENUE	4,112,237	2,152,073
REVENUE SHARE EXPENSE	2,008,092	1,381,733

GROSS MARGIN	2,104,145	770,340

OPERATING EXPENSES	2,295,341	1,660,778

LOSS FROM OPERATIONS	(191,196)	(890,438)

OTHER INCOME (EXPENSE)
Interest Income	2,017	7,756
Interest Expense	-
TOTAL OTHER INCOME (EXPENSE)	2,017	7,756
LOSS BEFORE PROVISION FOR INCOME TAXES	(189,179)	(882,682)
PROVISION FOR INCOME TAXES	-
NET LOSS	$(189,179)	$(882,682)

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC AND DILUTED	29,358,081	29,718,867

NET LOSS PER SHARE

BASIC AND DILUTED	$(0.01)	$(0.03)

5

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	For the Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(189,179)	$(882,682)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	54,473	70,973
Stock and options issued for services	497,122	129,444
Changes in:
Accounts receivable	(414,508)	253,074
Prepaid expenses	64,015	(67,761)
Accounts payable	(323,419)	161,228
Revenue share payable	(279,328)	(673,730)
Accrued expenses	(404,291)	(230,975)
Deferred revenue	207,727	943,193
NET CASH USED IN OPERATING ACTIVITIES	(787,388)	(297,236)

CASH FLOWS FROM INVESTING ACTIVITIES:
Equipment	(3,803)	(16,146)
Development costs	(32,763)
NET CASH USED IN INVESTING ACTIVITIES	(36,566)	(16,146)

CASH FLOWS FROM FINANCING ACTIVITIES:
NET CASH USED IN FINANCING ACTIVITIES

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(823,954)	(313,382)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	5,122,573	7,034,647
CASH AND CASH EQUIVALENTS - END OF PERIOD	$4,298,619	$6,721,265

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$	$-
Non-cash issuance of shares to WPP	$447,000	$-

6

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

OptimizeRx Investor Relations:

Ron Both, CMA

Tel (949) 432-7557

Email contact

7